Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 18, 2026, with respect to the consolidated financial statements of MNTN, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
February 18, 2026